EXHIBIT 23




                CONSENTS OF EXPERTS AND COUNSEL















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                      POULTON & YORDAN
                      ATTORNEYS AT LAW
                 4 TRIAD CENTER, SUITE 500-A
                  SALT LAKE CITY, UTAH 84180
                       (801) 355-1341




                       October 24, 1996



  Board of Directors
  Litigation Economics, Inc.
  227 South Ninth Avenue
  Pocatello, Idaho  83201

  Re:     Opinion and Consent of Counsel with respect to
     Registration Statement on Form SB-2

  Gentlemen:

     You have requested the opinion and consent of this law firm, as counsel, with respect to the proposed issuance and public distribution of certain securities of the Company pursuant to the filing of a registration statement on Form SB-2 with the Securities and Exchange Commission.

     The proposed offering and public distribution relates to 100,000 shares of Common Stock, $.001 par value (the "Common Stock"), to be offered and sold to the public at a price of $1.00 per share. It is our opinion that the shares of Common Stock will, when issued in accordance with the terms and conditions set forth in the registration statement, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company in accordance with the corporation laws of the State of Nevada.

     We hereby consent to be named as counsel for the Company in the registration statement and prospectus included therein.

                              Very truly yours,

                              POULTON & YORDAN

                          /s/ Cletha A. Walstrand

                              Cletha A. Walstrand
  CAW/jt





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                 JONES, JENSEN & COMPANY
               349 SOUTH 200 EAST, SUITE 500
                SALT LAKE CITY, UTAH 84111
                     (801) 328-4408





              CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Litigation Economics, Inc., of our report dated August 31, 1996, relating to the Consolidated Financial Statements dated August 31, 1996 of Litigation Economics, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/S/ JONES, JENSEN & COMPANY

  Jones, Jensen & Company

  Salt Lake City, Utah
  November 8, 1996


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